Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132933 on Form S-8 of Duke Energy Corporation, of our report dated June 21, 2010, appearing in this Annual Report on Form 11-K of the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393) for the year ended December 31, 2009.

/S/ McCONNELL & JONES LLP
Houston, Texas
June 21, 2010

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